As filed with the Securities and Exchange Commission on August 31, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CDC Corporation
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)
c/o CDC Corporation Limited
33/F Citicorp Centre
18 Whitfield Road, Causeway Bay
Hong Kong
852-2893-8200
e-mail: investor_relations@cdccorporation.net
(Address of principal executive offices)

Michael Latimore
Chief Financial Officer
CDC Corporation
c/o Ross Systems, Inc.
Two Concourse Parkway, Suite 800
Atlanta, Georgia 30328
770-351-9600
(Name, Address and Telephone Number of Agent For Service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to the registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Amount To Be Registered/Proposed
Title of Each Class of Securities To Be	Maximum Offering Price Per Unit/Proposed	Amount of
Registered	Maximum Aggregate Offering Price	Registration Fee
Class A common shares, $0.00025 par value per share	—	—
Preferred Shares, $0.001 par value per share	—	—
Debt Securities	—	—
Warrants	—	—
Units	—	—
Total	Indeterminate (1)	$0 (2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay “pay-as-you-go registration fees.”

THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
Prospectus
Class A common shares, par value $0.00025 per share
Preferred Shares, par value $0.001 per share
Debt Securities
Warrants
Units

     CDC Corporation may offer an indeterminate number and amount of common shares, preferred shares, debt securities, warrants and units, from time to time. This prospectus also relates to the sale, from time to time by any selling securityholders, of our securities held by them. This prospectus describes the general manner in which we or the selling shareholders will offer these securities. When we or the selling securityholders offer these securities, we will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
     This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.
     You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.
     Our Class A common shares are traded on the Nasdaq Global Market under the symbol “CHINA.” On August 30, 2007, the closing sale price of our Class A common shares on Nasdaq was $8.54 per share. You are urged to obtain current market quotations for our Class A common shares.

     Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus, the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2007

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. We may from time to time sell Class A common shares, preferred shares, debt securities, warrants to purchase Class A common shares and units comprised of the foregoing, in one or more offerings. This prospectus also relates to the sale, from time to time by any selling securityholders, of our securities held by them. This prospectus provides you with a general description of the securities that may be offered.
     Each time we or the selling securityholders sell these securities we will provide you with a prospectus supplement containing specific information about the terms of each such sale. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement. The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed terms of offered securities, the initial public offering price, the price paid for the offered securities, net proceeds to us or a selling securityholder, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, details of the nature of the plan of distribution, the terms of any offering, including the subscription price for common shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S. federal income tax consequences and Cayman Islands tax considerations applicable to the offered securities.
     The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” beginning on page 15 of this prospectus.
     Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” or similar references mean CDC Corporation and its subsidiaries.
     You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a prospectus supplement or amendment or incorporated herein by reference is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.
ABOUT CDC CORPORATION
     We are a Cayman Islands corporation. Our headquarters and principal executive offices are located at 33/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong, and our telephone number in Hong Kong is 852-2893-8200. Our telephone number in the United States it is (678) 259-8510. We have a website that you may access at http://www.cdccorporation.net, which is not part of this prospectus.
     CDC Corporation, with facilities in the PRC, Southeast Asia, North America, Europe and Australia, is a global provider of enterprise software, online games, mobile services and applications and internet and media services. We report operating results in five business segments, “Software,” “Business Services,” “Online Games,” “Mobile Services and Applications” and “Internet and Media” through three business units: CDC Software, CDC Games and China.com.
     Our CDC Software business unit is a provider of specialized enterprise software applications and complementary business services to customers in select industries, or targeted vertical industries. CDC Software conducts its business through its Enterprise Software Group and its Business Services Group. Through the Enterprise Software Group, CDC Software offers enterprise software applications that are designed to deliver industry-specific functionality. CDC Software’s principal enterprise software applications include:

•	Enterprise and departmental solutions for process manufacturers in the food and beverage, consumer products, pharmaceutical and biotechnology, chemicals, metals and natural products industries. These solutions include enterprise resource planning, or ERP, supply chain management, or SCM, manufacturing operations management, customer relationship management, or CRM, and enterprise performance management; and

•	Vertical CRM applications for industries characterized by complex product offerings, business relationships and sales processes, such as the financial services, homebuilding and real estate, general manufacturing and healthcare industries.
          Through its Business Services Group, CDC Software offers IT and business services to help its customers optimize their business processes and maximize the value of their IT expenditures. CDC Software’s IT and business service offerings include industry advisory, business process improvement, implementation and outsourced hosting and application management services. CDC Software also assists customers in implementing software and in fine-tuning their IT infrastructure, including processes, systems and personnel management.
          Our CDC Games business unit pioneered the “free-to-play, pay for virtual merchandise” business model for online games in China, and is an operator of online games in China. CDC Games’ online game, Yulgang, was the first free-to-play, pay-for-virtual merchandise online role playing game launched in China. CDC Games commercially launched its second title, Special Force, in June 2007.
          Our China.com business unit is engaged in providing mobile services and applications and direct marketing and Internet products and services. The Mobile Services and Applications segment provides popular news and mobile applications services targeting the consumer market in China. China.com offers wireless services including Short Message Service, or SMS, Multimedia Message Service, or MMS, Wireless Application Protocol, or WAP and Interactive Voice Response, or IVR. Our Internet and Media segment is focused on online entertainment and Internet products and services that target users in China and Chinese communities worldwide via our portal network (www.china.com and www.hongkong.com, which are not part of this prospectus). This segment also includes our Singapore-based travel trade publisher and organizer serving the travel and tourism industry in the Asia Pacific region.
          In this prospectus, any reference to “US GAAP” means the United States generally accepted accounting principles.
          For additional information, we refer you to the documents incorporated by reference in this prospectus as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.
RISK FACTORS
          Investing in our common shares and other securities that we or any selling securityholder may offer involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on July 2, 2007, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our subsidiaries that are subject to risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward looking statements. Forward looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “continue,” or “believe” or other words of similar meaning or future or conditional verbs such as “should”, “would” and “could.” Forward-looking statements include, among other things, discussions of, among others things, our expected business outlook, future operations, financial performance, pending acquisitions, financial strategies, future working capital needs and projected industry trends, as well as our strategies for growth, product development, regulatory approvals and compliance, market position and expenditures. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements are based on current expectations of future events and are based on our current views and assumptions regarding future events and operating performance. These assumptions could prove inaccurate, or unknown risks or uncertainties could materialize, which could cause our actual results to differ materially from our expectations or predictions. Many of these factors are beyond our ability to control or predict.
     These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are many factors that could cause actual results to differ materially from those anticipated in the forward looking statements. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplements and any related free writing prospectuses that we may authorize to be provided to you, and in our most recent Annual Report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC. You should read carefully both this prospectus, any applicable prospectus supplements and any related free writing prospectuses, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.
     All forward looking statements contained in this prospectus are based upon information available to management as of the date of this prospectus, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this prospectus. We assume no obligation to update or alter the forward-looking statements made herein whether as a result of new information, future events or otherwise.
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
     The following table sets forth the ratio of earnings to fixed charges for the years ended December 31, 2002, 2003, 2004, 2005 and 2006. For 2002, the ratio of earnings to fixed charges is not disclosed since it was a negative number. Any time we offer debt securities pursuant to this prospectus, we will provide an updated table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required. Any time we offer preferred shares pursuant to this prospectus, we will provide a table setting forth our ratio of combined fixed charges and preferred share dividends to earnings, if required.

	2002	2003	2004	2005	2006
	(in thousands) (unaudited)
Ratio of Earnings to Fixed Charges	—	8.55	0.89	1.58	2.77
Earnings Available to Cover Fixed Charges	(801.7)	17,948.7	4,541	7,269.3	20,239

OFFER STATISTICS AND EXPECTED TIMETABLE
          We may offer our common shares and preferred shares, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus also relates to the sale, from time to time by any selling securityholders, of our securities held by them. This prospectus provides you with a general description of the securities we or any selling securityholders may offer. Each time we or any selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important United States federal income tax considerations.
          The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
          The time period during which we or any selling securityholders will offer our securities for sale and to whom we or any selling securityholder may offer such securities has not been determined. The purchase period, the method and time for paying for such securities, the details regarding the delivery of such securities, the procedures for the exercise of any particular rights relating to any such securities we or any selling securityholder may offer, and the details of the manner in which we intend to distribute such securities to the public, if at all, will be set forth in a prospectus supplement hereto.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
PLAN OF DISTRIBUTION
          We, or any selling securityholder as applicable, may sell our securities in any one or more of the following ways from time to time:
•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to purchasers, including our affiliates.
          The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:
•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.
          The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
          If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.
          We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.
          We and the underwriters may engage in derivative transactions involving the securities. There derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.
          In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use either the securities purchased or borrowed from us or others (or, in the case or derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related borrowings of the securities.
          If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.
          Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.
     Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.
     Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.
     If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.
     One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us or any of our subsidiaries to indemnification by us or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us or any of our subsidiaries in the ordinary course of business.
     Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
     In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

CAPITALIZATION AND INDEBTEDNESS
     A prospectus supplement will include information on our consolidated capitalization.
REASONS FOR THE OFFERING AND USE OF PROCEEDS
     Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from our sale of the securities under this prospectus to our general funds and will use them for funding any potential future acquisitions, working capital, project development, capital expenditures and general corporate purposes. The amount of any proceeds we may receive, as well as any particular uses thereof and the terms and conditions relating to such offering will be described in a prospectus supplement that we may file in connection with any offering of our securities that we may undertake. In addition, we may apply the proceeds of such sale to the reduction of our short-term and other indebtedness as may be described in such a prospectus supplement.
     We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.
THE OFFER AND LISTING
Description of Securities We May Offer
     Common Shares. We may issue common shares from time to time. The holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred shares, the holders of common shares are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares.
     Preferred Shares. We may issue preferred shares from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred shares will be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Should we sell any series of preferred shares under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred shares of such series in the certificate of designation relating to that series. If applicable, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred shares we are offering before the issuance of the related series of preferred shares. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.
     Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common shares or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
     The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have only summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. If applicable, forms of indentures will be filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
     Warrants. We may issue warrants for the purchase of common shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from these securities. The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. If applicable, forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
     We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreements with a warrant agent. Each warrant agent will be a bank or trust company that we select. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
     Units. We may issue units consisting of common shares, preferred shares, debt securities and/or warrants for the purchase of common shares, preferred shares and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will evidence each series of units by unit certificates that we will issue under a separate agreement.
     We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
Market for our Common Shares
     Our Class A common shares have been traded on NASDAQ under the symbol “CHINA” since our IPO on July 12, 1999. Prior to July 12, 1999, there was no public market for our shares. There can be no assurance we can continue to satisfy the relevant criteria for maintaining our listing on NASDAQ.
Price History of our Common Shares
     Our Class A common shares have been quoted on NASDAQ under the symbol “CHINA” since our IPO on July 12, 1999. Prior to July 12, 1999, there was no public market for our shares. The following table sets forth, for the years indicated, the high and low closing prices per share as reported on NASDAQ. On August 30, 2007, the closing price for our Class A common shares on NASDAQ was $8.54 per share.

	Closing prices
	High	Low
	(in U.S. dollars per share)
2002:
Annual	3.28	1.86

2003:
Annual	14.46	2.73

2004:
Annual	12.65	4.05

2005:
First quarter	4.48	2.96
Second quarter	3.45	2.40
Third quarter	3.68	2.75
Fourth quarter	3.87	3.09
Annual	4.48	2.40

2006:
First quarter	4.89	3.19
Second quarter	4.82	3.95
Third quarter	5.91	3.95
Fourth quarter	9.50	5.50
Annual	9.50	3.19

Past six calendar months:
February 2007	10.94	9.13
March 2007	9.66	8.48
April 2007	9.54	8.61
May 2007	8.92	7.89
June 2007	8.86	8.14
July 2007	9.84	8.49
Limitation of Rights of Securityholders
     In November 2006, we issued $168 million aggregate principal amount of 3.75% senior exchangeable convertible notes due 2011 to a total of 12 institutional accredited investors in a private placement exempt from registration under the Securities Act.
     In connection with our issuance of the notes, we are subject to various negative covenants until the earlier of the date that less than 25% of the notes remain outstanding or in the event that a public offering by CDC Software or CDC Games has occurred, the three-year anniversary of the issue date. We agreed that we will not incur any debt other than permitted debt unless after giving effect to such debt:
•	the leverage ratio is less than 6.0 to 1 as reflected in our consolidated financial statements for the immediately preceding four fiscal quarters;

•	our aggregate debt does not exceed 50% of our total capitalization on a consolidated basis as reflected in our consolidated financial statements for the immediately preceding four fiscal quarters; or

•	our consolidated cash flow exceeds two times the sum of consolidated interest expense and capital expenditures during the immediately preceding four fiscal quarters.
     We also may not create, assume or incur any mortgage, pledge lien, or other security interest except for certain permitted liens, which include existing liens, intracompany liens, liens over assets of CDC Software to secure a credit facility to CDC Software in an amount not exceeding $30 million, liens securing assets acquired or constructed after the closing to secure the cost of such acquisition or construction, provided such liens do not exceed 80% of the fair market value of the asset, or any lien resulting from renewing extending or replacing a lien.
     Pursuant to the negative covenants we are also not permitted to pay dividends to our common shareholders (other than dividends of our common shares) or repurchase any shares of our capital stock or any of our subsidiaries, provided, however, that we may purchase voting equity in any non-wholly owned subsidiary or make purchases pursuant to a share repurchase program.
SELLING SECURITYHOLDERS
     We will not receive any of the proceeds from sales of securities by selling securityholders which may be registered under the registration statement of which this prospectus is a part. Information about selling securityholders, where applicable and required, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated by reference.
EXPENSES OF THE ISSUE
     The following table sets forth the various expenses to be incurred in connection with the preparation and filing of this registration statement, all of which will be borne by CDC Corporation. We will incur additional expenses in connection with any offering of securities registered hereunder. All amounts shown are estimates.

Amount to
be Paid
SEC registration fee (1)	$—
Legal fees and expenses (2)	—
Accounting fees and expenses (2)	—
Printing (2)	—
Trustee Services (2)	—
Transfer Agent Services (2)	—
Miscellaneous fees and expenses (2)	—
Listing Fees (3)

Total	$0

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

(2)	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

(3)	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.
TAXATION
     The material U.S. federal income tax consequences and Cayman Islands tax consequences relating to the purchase, ownership and disposition of any of the securities offered pursuant to this prospectus will be set forth in the prospectus supplement offering such securities.

ADDITIONAL INFORMATION
Share Capital
     A description of our Class A common shares is set forth under the caption “Description of chinadotcom Share Capital” contained in the Proxy Statement/Prospectus included in our registration statement on Form F-4 (Registration No. 333-109493), as amended, filed with the Securities and Exchange Commission on July 8, 2004. That description is incorporated herein by reference.
     As of December 31, 2006, we had: (i) 800,000,000 Class A common shares, $0.00025 par value per share, authorized and 114,092,737 issued and outstanding; and (ii) 5,000,000 preferred shares, $0.001 par value per share, authorized and none issued and outstanding. From January 1, 2006 to December 31, 2006, we issued 2,562,028 Class A common shares in connection with exercises of options to purchase Class A common shares and other equity incentive awards, and 165,710 Class A common shares in connection with the payment of consideration in acquisitions we have consummated.
     As of December 31, 2006, we or our subsidiaries held approximately 7,691,361 of our Class A common shares. The aggregate book value and face value of these shares was approximately $32,102,000.
     As of December 31, 2006, there were approximately 685,907,263 Class A common shares that are authorized but unissued. Such amount includes: (i) 7,247,170 shares to be issued in connection with vested and exercisable options to purchase our Class A common shares pursuant to our equity incentive plans; (ii) 200,000 shares to be issued in connection with certain contractual obligations relating to acquisitions and other strategic investments we have made; and (iii) approximately 16,201,000 shares which may be issued upon the conversion of an aggregate of $168 million principal amount of 3.75% senior exchangeable convertible notes due 2011, which we issued to a total of 12 institutional accredited investors in November 2006.
     As of March 31, 2007, we had: (i) 800,000,000 Class A common shares, $0.00025 par value per share, authorized and 114,944,204 issued and outstanding; and (ii) 5,000,000 preferred shares, $0.001 par value per share, authorized and none issued and outstanding. From January 1, 2007 to March 31, 2007, we issued 801,344 Class A common shares in connection with exercises of options to purchase Class A common shares and other equity incentive awards, and 50,123 Class A common shares in connection with the payment of consideration in acquisitions we have consummated.
     As of March 31, 2007, we or our subsidiaries held approximately 7,731,361 of our Class A common shares. The aggregate book value and face value of these shares was approximately $32,461,000.
     As of March 31, 2007, there were approximately 685,055,796 Class A common shares that are reserved but unissued. Such amount includes: (i) 7,021,351 shares to be issued in connection with vested and exercisable options to purchase our Class A common shares pursuant to our equity incentive plans; (ii) 150,000 shares to be issued in connection with certain contractual obligations relating to acquisitions and other strategic investments we have made; and (iii) approximately 16,201,000 shares which may be issued upon the conversion of an aggregate of $168 million principal amount of 3.75% senior exchangeable convertible notes due 2011, which we issued to a total of 12 institutional accredited investors in November 2006.
     The history of, and details relating to, our share capital and changes thereto for each of 2004, 2005 and 2006 is included in the Consolidated Statements of Shareholder’s Equity and the notes to our consolidated financial statements as contained in our Annual Report on Form 20-F for the year ended December 31, 2006, which is incorporated herein by reference.
Memorandum and Articles of Association, Material Contracts, Exchange Controls, and Taxation
     Descriptions of our Memorandum and Articles of Association and material contracts, as well as the information required with respect to exchange controls and taxation is set forth under the captions: “Memorandum and Articles of Association,” “Material Contracts,” “Exchange Controls,” and “Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission on July 2, 2007. These descriptions are incorporated herein by reference.
LEGAL MATTERS
     Certain legal matters with respect to Cayman Islands law will be passed upon for us by our legal counsel, Maples and Calder. Certain legal matters with respect to United States law will be passed upon for us by our legal counsel, who may rely, without independent investigation, on Maples and Calder regarding certain Cayman Islands legal matters.
EXPERTS
     The consolidated financial statements as of and for the year ended December 31, 2006 incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, “Share Based Payment,” effective January 1, 2006), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
     The consolidated financial statements of CDC Corporation and subsidiaries for the years ended December 31, 2005 and 2004 included in CDC Corporation’s Annual Report (Form 20-F) for the year ended December 31, 2006 have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference which, as to the year 2005, are based in part on the report of Deloitte Touche Tohmatsu, independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements of Equity Pacific Limited as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2005 incorporated by reference from the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2005 have been audited by Deloitte Touche Tomatsu CPA Ltd., an independent registered public accounting firm as stated in their report, which is incorporated herein by reference, and have been so incorporated by reference in reliance on Deloitte Touche Tohmatsu CPA Ltd.’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with or submitted to the SEC will update and supersede this information.
     The following documents are incorporated herein by reference:
(a)	Our Report on Form 6-K filed with the SEC on August 31, 2007;

(b)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2006 as filed with the SEC on July 2, 2007; and

(c)	The description of our Class A common shares is set forth under the caption “Description of chinadotcom Share Capital” contained in the Proxy Statement/Prospectus included in our registration statement on Form F-4 (Registration No. 333-109493), as amended, filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2004 and including any subsequent amendment or report filed for the purpose of updating such description.
          This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, and any amendments thereto. In addition, any reports on Form 6-K subsequently submitted to the SEC, or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.
     As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document.
     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, at no cost, upon written or oral request. Such requests should be directed to Investor Relations, CDC Corporation, 33/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong. Our telephone number at that location is 011-852-2893-8200.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended. As such, we are required to file reports and other information with the Securities and Exchange Commission. Specifically, we are required to file an Annual Report on Form 20-F no later than six months after the end of our fiscal year, which is December 31. Copies of the this Annual Report on Form 20-F and its accompanying exhibits, as well as reports and other information, when filed, may be inspected without charge and may be obtained at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information regarding the Washington, D.C. Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may access the Securities and Exchange Commission’s Web site at http://www.sec.gov. We maintain a website at http://www.cdccorporation.net, which is not part of this prospectus.
     Our Class A common shares are listed for trading on NASDAQ under the symbol “CHINA”.

     As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
     Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You should review the exhibits for a complete description of the contract or document.
ENFORCEABILITY OF CIVIL LIABILITIES
     We are incorporated in the Cayman Islands because of the following benefits found there:
•	political and economic stability;

•	an effective judicial system;

•	a neutral tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.
     However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:
•	the Cayman Islands has a less developed body of securities laws as compared to that of the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.
     Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
     A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United Sates.
     Maples and Calder, our Cayman Islands legal counsel, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would:
•	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
     Maples and Calder has also advised that, to the extent that certain civil liability provisions of the securities laws of the United States or any state of the United States are deemed to be penal in nature, the courts of the Cayman Islands are unlikely to recognize or enforce against us judgments of the courts of the United States predicated on such provisions, nor will the courts of the Cayman Islands impose liabilities against us predicated upon such provisions in the case of original actions brought in the Cayman Islands. However, in the case of laws that are not penal in nature, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will generally recognize and enforce a judgment of a foreign court of competent jurisdiction without retrial on the merits. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.
SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
     The Companies Law of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as indemnification against civil fraud or criminal action.
     Our amended and restated memorandum and articles of association provide that the directors, secretary and other officers shall be indemnified to the fullest extent permissible by law against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done, concurred in or omitted in the execution of their duty of their respective office. However, the directors, secretary and other officers are not indemnified against any liability to the registrant arising out of fraud or dishonesty which may attach to any of said persons.
     We have entered into indemnification agreements with several of our directors and officers that may require us to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, and to advance their expenses (including legal expenses) incurred as a result of any investigation, suit or other proceeding against them as to which they could be indemnified. Generally, the maximum obligation under such indemnifications is not explicitly stated and, as a result, the overall amount of these obligations cannot be reasonably estimated. If we were to incur a loss in connection with these arrangements, it could affect our business, operating results and financial condition.
Item 9. Exhibits
1.1	Form of underwriting agreement. **

1.2	Plan of acquisition, reorganization, arrangement, liquidation or succession. **

4.1	Form of Senior Indenture. **

4.2	Form of Subordinate Indenture. **

4.3	Certificate of Designations of Preferred Shares. **

4.4	Form of Warrant. **

5.1	Opinion of U.S. legal counsel. *

5.2	Opinion of Maples and Calder. *

5.3	Opinion regarding Tax Matters. **

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm. Filed herewith.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm, with respect to DB Professionals, Inc. Filed herewith.

23.3	Consent of Deloitte & Touche LLP, independent auditors, with respect to Vis.align, Inc. Filed herewith.

23.4	Consent of Deloitte Touche Tohmatsu CPA Ltd., independent registered public accounting firm, with respect to Equity Pacific Limited. Filed herewith.

23.5	Consent of Deloitte Touche Tohmatsu, independent registered public accounting firm, with respect to China.com Inc. Filed herewith.

23.6	Consent of Deloitte Touche Tohmatsu CPA Ltd., independent auditors, with respect to TimeHeart Science Technology Limited. Filed herewith.

23.7	Consent of KPMG, independent registered public accounting firm, with respect to Guangzhou Optics Communication Co., Ltd. Filed herewith.

23.8	Consent of Ernst & Young, independent registered public accounting firm. Filed herewith.

23.9	Consent of U.S. legal counsel (included in its opinion filed as Exhibit 5.1). **

23.10	Consent of Maples and Calder. Filed herewith.

24.1	Powers of Attorney of the registrant (included on the signature pages). Filed herewith.

25.1	Statement of eligibility of trustee under the Trust Indenture Act of 1939 on Form T-1. **

*	To be filed by amendment.

**	To be filed, if necessary, by amendment or as an exhibit to be incorporated by reference in the prospectus forming part of this registration statement.
Item 10. Undertakings
(a) The undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
     5. That, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) If the registrant is relying on Rule 430B (Section 230.430B of this chapter):
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of either of the undersigned registrants or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, CDC Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong on August 31, 2007.

CDC Corporation

By:

/s/ Peter Yip
Peter Yip,
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Peter Yip, John Clough, Simon Wong and Michael Latimore, and any of such persons acting alone, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, (iii) act on, sign and file with the Securities and Exchange Commission any schedules and exhibits to such registration statement or pre-effective or post-effective amendments, (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on, sign and file any supplement to any prospectus included in this registration statement or any such amendment and (vi) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done (including any prospectus included in this registration statement), as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE OR CAPACITY	DATE

/s/ Peter Yip Peter Yip	Chief Executive Officer and Vice Chairman of the Board of Directors (Principal Executive Officer)	August 31, 2007

/s/ Michael Latimore Michael Latimore	Chief Financial Officer (Principal Financial Officer)	August 31, 2007

/s/ James W. FitzGibbons James W. FitzGibbons	Chief Accounting Officer (Principal Accounting Officer)	August 31, 2007

/s/Raymond Ch’ien Dr. Raymond Ch’ien	Chairman of the Board of Directors	August 31, 2007

/s/ Thomas M. Britt Thomas M. Britt, III	Director	August 31, 2007

/s/ John Clough John Clough	Director	August 31, 2007

/s/ Simon Wong Simon Wong	Director	August 31, 2007

SIGNATURE	TITLE OR CAPACITY	DATE

/s/ K.O. Chia K.O. Chia	Director	August 31, 2007

/s/ Fred Wang Fred Wang	Director	August 31, 2007

/s/ Xin Fang Xin Fang	Director	August 31, 2007

SIGNATURE OF AUTHORIZED REPRESENTATIVE
     Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of CDC Corporation, has signed this registration statement in the City of Atlanta, State of Georgia, on August 31, 2007.

/s/ Michael Latimore By: Michael Latimore Title: Chief Financial Officer

EXHIBIT INDEX
1.1	Form of underwriting agreement. **

1.2	Plan of acquisition, reorganization, arrangement, liquidation or succession. **

4.1	Form of Senior Indenture. **

4.2	Form of Subordinate Indenture. **

4.3	Certificate of Designations of Preferred Shares. **

4.4	Form of Warrant. **

5.1	Opinion of U.S. legal counsel. *

5.2	Opinion of Maples and Calder. *

5.3	Opinion regarding Tax Matters. **

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm. Filed herewith.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm, with respect to DB Professionals, Inc. Filed herewith.

23.3	Consent of Deloitte & Touche LLP, independent auditors, with respect to Vis.align, Inc. Filed herewith.

23.4	Consent of Deloitte Touche Tohmatsu CPA Ltd., independent registered public accounting firm, with respect to Equity Pacific Limited. Filed herewith.

23.5	Consent of Deloitte Touche Tohmatsu, independent registered public accounting firm, with respect to China.com Inc. Filed herewith.

23.6	Consent of Deloitte Touche Tohmatsu CPA Ltd., independent auditors, with respect to TimeHeart Science Technology Limited. Filed herewith.

23.7	Consent of KPMG, independent registered public accounting firm, with respect to Guangzhou Optics Communication Co., Ltd. Filed herewith.

23.8	Consent of Ernst & Young, independent registered public accounting firm. Filed herewith.

23.9	Consent of U.S. legal counsel (included in its opinion filed as Exhibit 5.1). **

23.10	Consent of Maples and Calder. Filed herewith.

24.1	Powers of Attorney of the registrant (included on the signature pages). Filed herewith.

25.1	Statement of eligibility of trustee under the Trust Indenture Act of 1939 on Form T-1. **

*	To be filed by amendment.

**	To be filed, if necessary, by amendment or as an exhibit to be incorporated by reference in the prospectus forming part of this registration statement.